Exhibit 10.16

Lease Contract

Party A: Guifang Qi

Party B: Harbin Yew Science and Technology Development Co., Ltd.

It is hereby agreed between both parties as follows:

1.	Party A agreed to lease the property with a usable area of 40m2 (Room 101, No. 226-7, Gexin Street, Nangang District) to Party B.

2.	Lease term and rental

The lease term will be from December 3, 2008 to December 3, 2011. The premise will be provided rent-free for the first year. Party B shall pay the annual rental of RMB 12,000 to Party A from December 3, 2009.

3.	Payment

Full payment of RMB 12,000 should be made before December 3 each year.

4.	Obligations of both parties

(1)	During the lease term, Party A will provide water and electricity supply certificate to Party B. Party B agrees to make full payment of the utilities fees.

(2)	During the lease term, Party B shall not damage the original facilities in the premise or change the pattern of the premise.

(3)	During the lease term, without prior consent of Party A, Party B shall not sublease the premise to any third party.

5.	There are two (2) originals of this Contract. This Contract shall become effective upon the execution by both parties.

Party A: (Sign or Chop) Guifang Qi

Party B: (Sign or Chop)

Harbin Yew Science and Technology Development Co., Ltd.

Zhiguo Wang

December 3, 2008